                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         REGIONS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(Regions Logo)

                             POST OFFICE BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247
                             TELEPHONE 205 944-1300

To the Stockholders:

     You are cordially invited to attend the thirty-second annual meeting of the stockholders of Regions Financial Corporation to be held at 10:00 a.m. local time, on May 14, 2003, at the Regions Bank Operations Center, 201 Milan Parkway, Birmingham, Alabama, 35209.

     The formal notice of the annual meeting follows on the next page. Enclosed with this proxy statement are your proxy card and a postage-paid envelope to return your proxy card. We began mailing these materials to you on or about April 16, 2003.

     We hope you will plan to attend the stockholders' meeting. However, in order that we may be assured of a quorum, we urge you to sign and return the enclosed proxy in the postage-paid envelope provided, or otherwise vote your shares by telephone or on the Internet as described in the proxy statement, as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy.

     A reception and coffee will be held from 9:00 a.m. until 10:00 a.m., in the Regions Bank Operations Center. We hope you will find it convenient to come early enough to enjoy this social time prior to the stockholders' meeting.

                                              /s/ Carl E. Jones, Jr.

                                              Carl E. Jones, Jr.
                                              Chairman of the Board

April 16, 2003

                         REGIONS FINANCIAL CORPORATION
                             POST OFFICE BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247
                             TELEPHONE 205 944-1300

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 14, 2003
                             ---------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Regions Financial Corporation ("Regions"), a Delaware corporation, will be held at the Regions Bank Operations Center, 201 Milan Parkway, Birmingham, Alabama 35209, on Wednesday, May 14, 2003, at 10:00 a.m. local time, for the purpose of considering and acting on the following:

          1. To elect the four nominees for director named in the proxy statement to serve for three year terms or until their successors have been elected and qualified.

          2. To ratify the audit committee's selection of Ernst & Young LLP as independent auditors of Regions for the 2003 fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 4, 2003, are entitled to receive notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the main office of Regions Bank, 417 North 20th Street, Birmingham, Alabama. You are invited to attend the meeting in person.

     Please sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting in person. In the alternative, you may vote your shares by telephone or the Internet. Instructions are included with the proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted by telephone or on the Internet. You may revoke your proxy at any time before it is voted at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ SAMUEL E. UPCHURCH, JR.

                                          Samuel E. Upchurch, Jr.
                                          Corporate Secretary

April 16, 2003

                         REGIONS FINANCIAL CORPORATION
                             POST OFFICE BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247
                             TELEPHONE 205 944-1300

                             ---------------------

                                PROXY STATEMENT
                    FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

     Regions Financial Corporation ("Regions") is furnishing this proxy statement to the stockholders in connection with the 2003 annual meeting of stockholders to be held on Wednesday, May 14, 2003, at 10:00 a.m. local time at the Regions Bank Operations Center, 201 Milan Parkway, Birmingham, Alabama, 35209, and at any adjournment thereof. The matters to be considered and acted upon are (1) the election of four nominees as directors of the corporation, (2) the ratification of the audit committee's selection of Ernst & Young LLP as independent auditors of Regions for the 2003 fiscal year, and (3) such other business as may properly come before the meeting.

     Your proxy is solicited on behalf of the board of directors of Regions. You may revoke your proxy at any time before it is voted at the annual meeting. You may submit your proxy by signing and dating the enclosed proxy card and returning it in the envelope provided or by voting by telephone or on the Internet by following the instructions provided in the proxy statement. All properly submitted proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

     Participants in Regions' Dividend Reinvestment Plan and Directors' Stock Investment Plan will note that shares held by the administrator for such plans are shown on the enclosed proxy card in addition to shares held directly by the stockholder in certificate form. Signing and returning the proxy card, or voting by telephone or on the Internet, will enable voting of all shares, including those held in such plans.

     We are mailing to the stockholders entitled to vote at the annual meeting this proxy statement, together with a proxy card, a postage-paid return envelope, and the annual report of Regions Financial Corporation for the year 2002, including financial statements, starting on or about April 16, 2003.

              The date of this proxy statement is April 16, 2003.

                           INFORMATION ABOUT REGIONS

     Regions is a financial holding company headquartered in Birmingham, Alabama which operates primarily within the southeastern United States. Regions' operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, commercial accounts receivable factoring and specialty financing. At December 31, 2002, Regions had total consolidated assets of approximately $47.9 billion, total consolidated deposits of approximately $32.9 billion, and total consolidated stockholders' equity of approximately $4.2 billion.

     Regions is a Delaware corporation which began operations in 1971. Regions' principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 944-1300.

                VOTING, REVOCABILITY AND SOLICITATION OF PROXIES

VOTING PROCEDURES AND REVOCATION

     Stockholders may vote their shares in person at the annual meeting or by submitting a proxy. Stockholders are urged to submit their proxies as promptly as possible. A stockholder can submit a proxy by (1) signing and dating the enclosed proxy card and returning it in the envelope provided; (2) calling the toll-free telephone number provided below under "Electronic Voting Instructions"; or (3) following the Internet voting instructions provided below under "Electronic Voting Instructions." The telephone and Internet voting procedures are designed to authenticate Regions stockholders' identities, to allow Regions stockholders to give their voting instructions, and to confirm that Regions stockholders' instructions have been recorded properly. Regions has been advised by counsel that the procedures that have been put in place for telephone and Internet voting are consistent with the requirements of applicable law. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

     Any Regions stockholder who has submitted a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to Regions a later-dated proxy (including a telephone or Internet vote), provided that such notice or proxy is actually received by Regions before the vote of stockholders at the annual meeting. Any written notice of revocation should be sent to Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35203; Attention: Samuel E. Upchurch, Jr., Corporate Secretary. A proxy will not be revoked by death or supervening incapacity of the stockholder submitting the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary.

     The shares of Regions common stock represented by properly submitted proxies received at or prior to the annual meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxy will be voted for the election of the four nominees for director named in this proxy statement, for the ratification of the audit committee's selection of Ernst & Young LLP as independent auditors of Regions for the 2003 fiscal year, and in the discretion of the proxy holder as to any other matters that properly may come before the annual meeting. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the annual meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve the matters presented or any other matter that properly comes before the annual meeting. Proxies representing shares which were voted against any of the matters presented will not be voted in favor of any proposal to adjourn the annual meeting.

QUORUM REQUIREMENT

     A quorum is necessary to hold a valid meeting. If holders of a majority of all the shares of common stock entitled to vote at the meeting are present in person or by proxy, a quorum will exist. If you submit a valid proxy, whether by telephone, Internet or proxy card, or attend the meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. Like abstentions, broker non-votes will be counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so or chooses not to exercise its discretion.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     The four nominees for director to be elected at the annual meeting will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the four nominees for director with the most votes will be elected. Regions' certificate of incorporation does not authorize cumulative voting in the election of directors.

     The appointment of Ernst & Young LLP as independent auditors of Regions for the 2003 fiscal year will be ratified if a majority of the votes cast are voted in favor of the appointment.

     Abstentions and broker non-votes will have no effect on the vote on the election of directors or the ratification of the appointment of Ernst & Young LLP as independent auditors of Regions for the 2003 fiscal year.

ELECTRONIC VOTING INSTRUCTIONS

     The deadline for voting by telephone or over the Internet is 11:59 p.m., eastern daylight time, on May 13, 2003. Voting electronically will not affect your right to vote in person should you decide to attend the annual meeting. Please note that the procedures for voting by telephone or over the Internet differ depending on whether Regions shares are held in your own name or are held for you in "street name" in a nominee or brokerage account.

     For Regions shares held in your name: Any Regions stockholder of record desiring to vote by telephone or over the Internet will be required to enter the unique control number imprinted on such holder's Regions proxy card, and therefore should have the proxy card in hand when initiating the session.

     - To vote by telephone, dial 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, and follow the simple menu instructions provided. There is no charge for this call.

     - To vote over the Internet, log on to the website http://www.eproxyvote.com/rgbk and follow the simple instructions provided. Similar instructions are included on the enclosed Regions proxy card.

     For Regions shares held in "street name": A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares electronically by following the instructions provided by your brokerage firm or bank.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by Regions. Regions will solicit proxies by mail and also may solicit proxies by telephone or telegram or in person by the directors, officers, and employees of Regions, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their out-of-pocket expenses. Regions has retained D.F. King & Co., Inc. to assist in the solicitation of proxies. To the extent necessary to insure a quorum, D.F. King & Co., Inc. is expected to communicate in person, or by telephone, telegraph, telecopy, facsimile, or mail with those stockholders who have not responded within a reasonable time to urge them to return their proxies. It is anticipated that the fee of such firm will not exceed $7,000 plus reasonable out-of-pocket costs and expenses authorized by Regions.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of April 4, 2003, Regions had issued 221,935,529 shares of common stock, all of which were outstanding and none of which were held as treasury stock. Stockholders are entitled to one vote for each share on all matters to come before the meeting. Only stockholders of record at the close of business on April 4, 2003, will be entitled to vote at the meeting or any adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 31, 2002, all Regions' affiliate banks beneficially held in a fiduciary capacity for others under numerous trust relationships, 10,445,969 shares or 4.7% of Regions' outstanding common stock. Regions' affiliate bank trust departments have sole voting power with respect to 9,809,887 of these shares or 4.4%, shared voting power with respect to 94,350 of these shares, sole dispositive power with respect to 3,084,850 of these shares and shared dispositive power with respect to 2,222,890 of these shares. No entity is known to Regions to be the beneficial owner of more than five percent of any class of voting securities.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table presents information about beneficial ownership of Regions common stock by the directors and certain executive officers of Regions as of the record date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the record date. The footnotes to the table indicate how many shares each person has the right to acquire within 60 days of the record date. The shares of Regions common stock which are issuable to a person listed below upon exercise of the vested portion of the outstanding options are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by that person.

                                                              AMOUNT AND NATURE OF BENEFICIAL
                                                               OWNERSHIP AS OF APRIL 4, 2003
                                                              -------------------------------
          NAME OF BENEFICIAL OWNER/NUMBER IN GROUP            NO. OF SHARES        % OF CLASS
          ----------------------------------------            -------------        ----------
DIRECTORS INCLUDING NOMINEES FOR DIRECTOR
Sheila S. Blair.............................................      125,696(1)            *
James B. Boone, Jr. ........................................       34,984(2)            *
James S.M. French...........................................      126,768(3)            *
Margaret H. Greene..........................................            0(4)            *
Richard D. Horsley..........................................      637,927(5)            *
Carl E. Jones, Jr. .........................................      706,161(6)            *
Susan Matlock...............................................        6,061(7)            *
Allen B. Morgan, Jr. .......................................    3,434,325(8)          1.5%
Jon W. Rotenstreich.........................................            0(9)            *
Henry E. Simpson............................................      197,804(10)           *
W. Woodrow Stewart..........................................       10,481(11)           *
John H. Watson..............................................      185,532(12)           *
C. Kemmons Wilson, Jr. .....................................      184,270(13)           *
Harry W. Witt...............................................            0(14)           *
OTHER NAMED EXECUTIVE OFFICERS (SEE SUMMARY COMPENSATION
TABLE)
John I. Fleischauer, Jr.....................................      210,492(15)           *
Peter D. Miller.............................................      471,402(16)           *
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  23 PERSONS................................................    7,622,921             3.4%

---------------

  *  Less than 1%.
 (1) Excludes 795 shares allocated to Ms. Blair under Regions' Directors' Deferred Stock Investment Plan; includes 17,048 shares held by Ms. Blair's spouse.
 (2) Excludes 11,027 shares allocated to Mr. Boone under Regions' Directors' Deferred Stock Investment Plan; includes 18,733 shares held by a charitable foundation trust which is affiliated with Mr. Boone.
 (3) Excludes 9,949 shares allocated to Mr. French under Regions' Directors' Deferred Stock Investment Plan; includes 100,000 shares held by an affiliate of Mr. French and 3,696 shares held by Mr. French's spouse.
 (4) Excludes 663 shares allocated to Ms. Greene under Regions' Directors' Deferred Stock Investment Plan.
 (5) Includes 49,300 shares of restricted stock issued under Regions' 1999 Long Term Incentive Plan, 4,771 shares held in Regions' 401(k) plans, and 279,680 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days after April 4, 2003.
 (6) Includes 133,000 shares of restricted stock issued under Regions' 1999 Long Term Incentive Plan, 5,715 shares held in Regions' 401(k) plans, and 181,247 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days after April 4, 2003; also includes 37,128 shares held by Mr. Jones' spouse.
 (7) Excludes 558 shares allocated to Ms. Matlock under Regions' Directors' Deferred Stock Investment Plan.
 (8) Includes 10,000 shares of restricted stock issued under Regions' 1999 Long Term Incentive Plan and 83,332 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days after April 4, 2003; also includes 267,995 shares held by Mr. Morgan's spouse, children, and a trust for Mr. Morgan's children.
 (9) Excludes 1,134 shares allocated to Mr. Rotenstreich under Regions' Directors' Deferred Stock Investment Plan.
(10) Excludes 9,569 shares allocated to Mr. Simpson under Regions' Directors' Deferred Stock Investment Plan; includes 57,523 shares held by two estates of which Mr. Simpson is a beneficiary.
(11) Excludes 6,070 shares allocated to Mr. Stewart under Regions' Directors' Deferred Stock Investment Plan.
(12) Excludes 5,976 shares allocated to Mr. Watson under Regions' Directors' Deferred Stock Investment Plan; includes 18,778 shares held by a charitable foundation which is affiliated with Mr. Watson.
(13) Excludes 6,385 shares allocated to Mr. Wilson under Regions' Directors' Deferred Stock Investment Plan.
(14) Excludes 1,134 shares allocated to Mr. Witt under Regions' Directors' Deferred Stock Investment Plan.
(15) Includes 49,300 shares of restricted stock issued under Regions' 1999 Long Term Incentive Plan, 2,400 shares held in Regions' 401(k) plans, and 133,804 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days after April 4, 2003.
(16) Includes 49,300 shares of restricted stock issued under Regions' 1999 Long Term Incentive Plan, 2,535 shares held in Regions' 401(k) plans, and 254,466 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days after April 4, 2003; also includes 58,838 shares held by affiliates of Mr. Miller and 13,851 shares held by Mr. Miller's spouse.

     No change in control of Regions has occurred since January 1, 2002, and no arrangements are known to Regions which may at a later date result in a change in control of Regions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Regions' executive officers and directors to file reports of ownership and changes in ownership of Regions' stock with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish Regions with copies of all Section 16(a) forms they file.

     Based on a review of the forms filed during 2002, Regions believes that its executive officers and directors complied with all applicable filing requirements.

                             ELECTION OF DIRECTORS

     Regions recommends the election of James B. Boone, Jr., James S. M. French, Richard D. Horsley, and W. Woodrow Stewart as directors, to hold office for a term of three years expiring with the annual meeting of stockholders to be held in 2006 or until their successors are elected and qualified. The proxy will be voted FOR the nominees, unless otherwise directed. If any nominee is not available for election, the proxies will be voted for such substitute nominee as the board of directors may designate. Regions has no reason to believe that any substitute nominee or nominees will be required. The proxies will not be voted for more than four nominees.

INFORMATION ON DIRECTORS

     The following table indicates the age, residence, principal occupation or employment for the last five years of each nominee and each director whose term of office continues after the meeting, the position and offices held with Regions or its subsidiaries, the year the director was first elected, and the year the director's term of office will expire.

                                                                                                                 YEAR
                                        PRESENT OCCUPATION                 POSITION AND              YEAR       TERM OF
NAME OF NOMINEE                           AND PRINCIPAL                 OFFICES HELD WITH            FIRST      OFFICE
OR DIRECTOR,                              OCCUPATION FOR                   REGIONS AND              ELECTED      WILL
RESIDENCE, AND AGE                       LAST FIVE YEARS                   SUBSIDIARIES           AS DIRECTOR   EXPIRE
------------------                ------------------------------  ------------------------------  -----------   -------
James B. Boone, Jr.(1)            Chairman of the Board, Boone    Director, Regions                  1985        2003
  Tuscaloosa,                     Newspapers, Inc. (Newspaper
  Alabama                         publishing, management and
  67                              ownership)
James S.M. French(1)              Chairman and President, Dunn    Director, Regions                  1986        2003
  Birmingham,                     Investment Co. (Construction,
  Alabama                         construction materials,
  63                              investments)
Margaret H. Greene                President, Regulatory and       Director, Regions                  2002        2004
  Atlanta,                        External Affairs, BellSouth
  Georgia                         Corporation
  51                              (Telecommunications)
Richard D. Horsley(1)             Vice Chairman of the Board and  Director, Regions; Director        1982        2003
  Birmingham,                     Chief Operating Officer,        Regions Bank, Regions Agency,
  Alabama                         Regions and Regions Bank        Inc., Regions Mortgage, Inc.,
  60                                                              Regions Life Insurance Company
                                                                  and EFC Holdings Corporation
Carl E. Jones, Jr.                Chairman, President and Chief   Director, Regions; Director        1997        2004
  Birmingham,                     Executive Officer, Regions and  Regions Bank, Regions Mortgage
  Alabama                         Regions Bank, formerly          Inc., Regions Interstate
  62                              Regional President, Regions     Billing Service, Inc., and EFC
                                                                  Holdings Corporation
Susan Matlock                     President, Birmingham           Director, Regions                  2002        2004
  Birmingham,                     Entrepreneurial Center,
  Alabama                         executive director for office
  56                              of developing industries,
                                  University of Alabama at
                                  Birmingham (Higher education,
                                  small business incubation)
Allen B. Morgan, Jr.              Chairman and Chief Executive    Chairman and Chief Executive       2001        2005
  Memphis,                        Officer, Morgan Keegan, Inc.    Officer, Morgan Keegan &
  Tennessee                       and Morgan Keegan & Company,    Company, Inc., Director,
  60                              Inc.                            Regions
Jon W. Rotenstreich               Jon Rotenstreich Consultants,   Director, Regions                  2002        2005
  New York, New York              formerly TIG Holdings, Inc.
  59                              (Financial consulting)
W. Woodrow Stewart(1)             Attorney, Stewart, Melvin &     Director, Regions                  1999        2003
  Gainesville, Georgia            Frost, LLP
  64

                                                                                                                 YEAR
                                        PRESENT OCCUPATION                 POSITION AND              YEAR       TERM OF
NAME OF NOMINEE                           AND PRINCIPAL                 OFFICES HELD WITH            FIRST      OFFICE
OR DIRECTOR,                              OCCUPATION FOR                   REGIONS AND              ELECTED      WILL
RESIDENCE, AND AGE                       LAST FIVE YEARS                   SUBSIDIARIES           AS DIRECTOR   EXPIRE
------------------                ------------------------------  ------------------------------  -----------   -------
John H. Watson                    Chairman, Smith, Inc. (Heating  Director, Regions                  1999        2004
  Dothan, Alabama                 and air conditioning)
  65
C. Kemmons Wilson, Jr.            Principal, Kemmons Wilson,      Director, Regions                  1999        2005
  Memphis, Tennessee              Inc. (Real estate development,
  56                              hotels, private investments)
Harry W. Witt                     Retired, Deloitte & Touche      Director, Regions                  2002        2005
  Naples, Florida                 (Certified public accounting)
  63

---------------

(1) Nominee for election at 2003 stockholders' meeting.

     Of the directors or nominees for director, none is a "control person" of Regions by virtue of stock ownership. The only persons who might be considered "control persons" of Regions are Carl E. Jones, Jr., Chairman, President and Chief Executive Officer and Richard D. Horsley, Vice Chairman and Chief Operating Officer, who gain any control they may exercise by virtue of office.

     Of the nominees and directors listed above, one also serves as a director of other companies with a class of securities registered under the Securities Exchange Act of 1934. James S. M. French serves as a director of Energen Corporation, Hilb, Rogal and Hamilton Company, and Protective Life Corporation.

THE BOARD AND COMMITTEES OF THE BOARD

     Regions held six directors' meetings during 2002. All directors attended at least 75% of the aggregate of the meetings held by the board and by committees of which they were members. Among other board committees, Regions has an audit committee, a compensation committee, and a nominating and corporate governance committee that meet as needed.

     Audit Committee. The audit committee, which held six meetings in 2002, consists of Sheila S. Blair, Jon W. Rotenstreich, Harry W. Witt, and W. Woodrow Stewart. Committee members satisfy the independence requirements of both the New York Stock Exchange listing criteria and Regions' audit committee charter. Duties of the committee include reviewing with Regions' independent auditors, Ernst & Young LLP, the planning and results of the auditing engagement, reviewing the activities and recommendations of Regions' internal auditors, and reviewing the adequacy of internal accounting controls. Additional information regarding the functions performed by the committee and its membership is set forth in the "Audit Committee Report," included immediately below, and in the audit committee charter, attached as Appendix A.

     In January 2003, the audit committee adopted certain amendments to the audit committee charter, and the board of directors has ratified and adopted the amended audit committee charter. The amended and restated audit committee charter is attached as Appendix A.

                             AUDIT COMMITTEE REPORT

     Regions' audited financial statements at and for the three year period ended December 31, 2002, are included in Regions Annual Report on Form 10-K for the 2002 fiscal year. Regions, acting through its management and board of directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The audit committee oversees Regions' financial reporting process on behalf of the board of directors. In fulfilling its oversight responsibilities, the committee has reviewed the audited financial statements with Regions' management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee has reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of Regions' accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 89, Audit Adjustments and Statement on Auditing Standards No. 90, Audit Committee Communications.

     The audit committee has discussed with Ernst & Young LLP their independence in relation to Regions and Regions' management, including the matters addressed in the written disclosures provided to Regions by Ernst & Young, as required by Standard No. 1, Independence Discussions with Audit Committees, of the Independence Standards Board, the standard-setting body governing the independence of auditors in relation to their public company clients.

     The audit committee has discussed with Regions' internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The committee regularly meets with Regions' internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Regions' internal accounting and financial reporting controls, and the overall quality of Regions' financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The foregoing report of the audit committee is furnished by:
        Sheila S. Blair, committee chair
        Jon W. Rotenstreich
        W. Woodrow Stewart
        Harry W. Witt

     Compensation Committee. The compensation committee, which held five meetings during 2002, consists of James S. M. French, Susan Matlock, and C. Kemmons Wilson, Jr.

     The role of the compensation committee is to establish and monitor compensation issues within the broad area of human resources management. The compensation committee exercises administrative responsibility in working with Regions' management on the development and clarification of Regions' compensation philosophy, articulating reasons behind design of Regions' pay and benefits programs and their relationship to corporate objectives and competitive practices.

     The functions of the compensation committee are recommending to the board the compensation arrangements for executive management, approving compensation arrangements for senior company officers, making recommendations to the board concerning compensation plans in which officers are eligible to participate and recommending to the board the establishment of or changes in benefit plans in which officers are eligible to participate, and recommending to the board the establishment of or changes in benefit plans in which officers and employees participate (including the authority to make amendments to tax-qualified plans in which officers participate).

     In discharging its responsibility, the compensation committee has, from time to time, used the services of compensation consultants for guidance with respect to competitive data and practices of other financial service organizations.

     Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which held five meetings during 2002, consists of James B. Boone, Jr., James S. M. French, Susan Matlock, and C. Kemmons Wilson, Jr. The role of the nominating and corporate governance committee is to propose nominees for the Regions' board of directors including the current nominees for election at the annual meeting. The committee also is responsible for reviewing, revising and maintaining the corporate governance policies and procedures of Regions. Nominations by stockholders are governed by Regions' bylaws, and accordingly the nominating committee does not consider nominees recommended by stockholders.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table is a summary of certain information concerning the compensation earned by Regions' chief executive officer and each of the other four most highly compensated executive officers during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                           ----------------------------   ------------------------------
                                                                                 AWARDS          PAYOUTS
                                                                          --------------------   -------       ALL
                                                                          RESTRICTED    STOCK     LTIP        OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY      BONUS       STOCK(1)    OPTIONS   PAYOUTS   COMPENSATION
       ---------------------------         ----   --------   ----------   ----------   -------   -------   ------------
Carl E. Jones, Jr........................  2002   $798,846   $1,212,000   $1,544,750   200,000         0    $  182,405(2)
  Chairman, President and                  2001    750,000      871,875    1,532,500   200,000         0       168,375
  Chief Executive Officer                  2000    650,000      459,225      703,281   100,000   115,000        82,135
Richard D. Horsley.......................  2002    396,077      453,309      617,900    80,000         0       133,899(3)
  Vice Chairman and                        2001    357,000      375,388      558,100    80,000         0       130,525
  Chief Operating Officer                  2000    326,999      206,473      301,406    60,000   115,000       105,547
Allen B. Morgan, Jr.(4)..................  2002    130,000    1,370,000            0         0         0         2,500(5)
  President and CEO,                       2001    130,000    1,370,000            0   125,000         0         2,425
  Morgan Keegan & Co.
John I. Fleischauer, Jr..................  2002    362,887      346,188      617,900    80,000         0        50,840(6)
  Regional President                       2001    320,000      334,404      558,100    80,000         0        41,795
                                           2000    302,702      127,000      301,406    60,000         0        18,591
Peter D. Miller..........................  2002    349,077      345,669      617,900    80,000         0        49,612(7)
  Regional President                       2001    310,000      266,009      558,100    80,000         0        42,051
                                           2000    280,000      135,303      301,406    60,000   230,000        17,143

---------------

(1) The terms of the restricted stock awards are determined by the compensation committee. Under the terms of the currently outstanding restricted stock awards, the named executive officer must remain employed with Regions for the duration of the restrictive period at the same or higher level in order for the shares to be released. During the restriction period, the named executive officer is eligible to receive dividends and exercise voting privileges on such restricted shares. If any of the restrictions are removed at the discretion of the compensation committee, the named executive officer will receive a stock certificate for some percentage or all of the awarded restricted shares. The restricted shares are not transferable by the named executive officer during the restriction period. The compensation committee has the discretion to modify the terms of the restricted stock awards. The restrictive period for the restricted stock is seven years from the date of grant, but the restrictions will automatically lapse sooner if specified performance criteria are met. The performance criteria relate to total stockholder return objectives relative to a group of peer institutions. At December 31, 2002, Mr. Jones had 117,500 shares of restricted stock with a fair market value of $3.9 million, Mr. Horsley had 42,500 shares of restricted stock with a fair market value of $1.4 million, Mr. Morgan had no shares of restricted stock, Mr. Fleischauer had 42,500 shares of restricted stock with a fair market value of $1.4 million, and Mr. Miller had 42,500 shares of restricted stock with a fair market value of $1.4 million.
(2) Includes $96,870 allocated to Mr. Jones in 2002 under the 401(k) plan; $31,954 allocated to Mr. Jones in 2002 under the profit sharing plan; and $53,581 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 2002 resulting from premium payments for a life insurance benefit plan for Mr. Jones. This plan serves as an offset to an existing supplemental retirement plan.
(3) Includes $45,534 allocated to Mr. Horsley in 2002 under the 401(k) plan; $15,843 allocated to Mr. Horsley in 2002 under the profit sharing plan; and $72,522 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 2002 resulting from premium payments for a life insurance benefit plan for Mr. Horsley. This plan serves as an offset to an existing supplemental retirement plan.

(4) Mr. Morgan became employed by Regions on March 30, 2001; all amounts were accrued and paid after that date.
(5) Consists of $2,500 allocated to Mr. Morgan in 2002 under the 401(k) plan.
(6) Includes $36,325 allocated to Mr. Fleischauer in 2002 under the 401(k) plan and $14,515 allocated to Mr. Fleischauer in 2002 under the profit sharing plan.
(7) Includes $35,645 allocated to Mr. Miller in 2002 under the 401(k) plan and $13,967 allocated to Mr. Miller in 2002 under the profit sharing plan.

STOCK OPTIONS

     The following table presents information concerning individual grants of options to purchase Regions' common stock made during 2002 to the named executive officers.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                             NUMBER OF              % OF TOTAL         EXERCISE
                       SECURITIES UNDERLYING     OPTIONS GRANTED         PRICE                           GRANT DATE
        NAME            OPTIONS GRANTED(1)     TO EMPLOYEES IN 2002   (PER SHARE)   EXPIRATION DATE   PRESENT VALUE(2)
        ----           ---------------------   --------------------   -----------   ---------------   ----------------
Carl E. Jones, Jr....         200,000                  5.26%            $30.895         1/22/12           $831,900
Richard D. Horsley...          80,000                  2.10              30.895         1/22/12            332,760
Allen B. Morgan,
  Jr.................               0                     0                  --              --                 --
John I. Fleischauer,
  Jr.................          80,000                  2.10              30.895         1/22/12            332,760
Peter D. Miller......          80,000                  2.10              30.895         1/22/12            332,760

---------------

(1) All options granted in 2002 become exercisable over a three year period, with 50% exercisable after 12 months, 25% exercisable after 24 months, and 25% exercisable after 36 months, except that exercisability is delayed for an additional 12 months to the extent the value of incentive stock options (determined as of the date of grant) first exercisable in a calendar year exceeds $100,000 as to any recipient.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the assumptions of expected stock price volatility of .218, risk-free rate of return of 2.7%, dividend yield of 3.48% and expected time to exercise of 5 years.

     The following table presents information concerning exercises of stock options to purchase Regions' common stock during 2002 and the number and value of unexercised options and stock appreciation rights (SAR) held by the named executive officers.

 AGGREGATED OPTION/SAR EXERCISES IN 2002 AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                 OPTIONS/SARS            OPTIONS/SARS
                                                                 AT 12-31-02              AT 12-31-02
                            SHARES ACQUIRED      VALUE           EXERCISABLE/            EXERCISABLE/
NAME                          ON EXERCISE     REALIZED(1)      UNEXERCISABLE(2)        UNEXERCISABLE(2)
----                        ---------------   -----------   ----------------------   ---------------------
Carl E. Jones, Jr.........      15,941         $262,667       348,355 / 303,583      $2,856,755 / $989,420
Richard D. Horsley........      19,898          366,475       253,406 / 120,000       2,450,241 /  415,400
Allen B. Morgan, Jr.......           0                0        41,667 /  83,333         189,585 /  379,165
John I. Fleischauer,
  Jr......................      60,000          880,719        73,804 / 120,000         218,200 /  415,400
Peter D. Miller...........      43,922          659,841       194,466 / 120,000       1,762,990 /  415,400

---------------

(1) Value realized is calculated based on the difference between the exercise price per share and the average of the high and low reported sale price per share on the date of exercise.
(2) None of the currently exercisable options were granted with tandem SARs.

LONG-TERM INCENTIVE PLAN AWARDS IN 2002

     No performance shares were awarded to Regions' named executive officers in 2002. Information concerning restricted stock awards during 2002 is included in the summary compensation table on page 10.

RETIREMENT PLANS

     The named executive officers are covered by the Regions Financial Corporation Retirement Plan, a qualified defined benefit retirement plan, as complimented by retirement compensation agreements pursuant to its supplemental executive retirement program.

     The following table shows estimated annual benefits payable at retirement, including both qualified plan benefits and supplemental benefits, based on combinations of final compensation and age at retirement.

                               PENSION PLAN TABLE

                                                            AGE AT RETIREMENT
                                     ---------------------------------------------------------------
COMPENSATION                            55         60         62         63         64         65
------------                         --------   --------   --------   --------   --------   --------
$125,000...........................  $ 50,000   $ 62,500   $ 67,500   $ 70,000   $ 72,500   $ 75,000
 150,000...........................    60,000     75,000     81,000     84,000     87,000     90,000
 175,000...........................    70,000     87,500     94,500     98,000    101,500    105,000
 200,000...........................    80,000    100,000    108,000    112,000    116,000    120,000
 250,000...........................   100,000    125,000    135,000    140,000    145,000    150,000
 300,000...........................   120,000    150,000    162,000    168,000    174,000    180,000
 350,000...........................   140,000    175,000    189,000    196,000    203,000    210,000
 400,000...........................   160,000    200,000    216,000    224,000    232,000    240,000
 450,000...........................   180,000    225,000    243,000    252,000    261,000    270,000
 500,000...........................   200,000    250,000    270,000    280,000    290,000    300,000
 550,000...........................   220,000    275,000    297,000    308,000    319,000    330,000
 600,000...........................   240,000    300,000    324,000    336,000    348,000    360,000
 650,000...........................   260,000    325,000    351,000    364,000    377,000    390,000
 700,000...........................   280,000    350,000    378,000    392,000    406,000    420,000
 750,000...........................   300,000    375,000    405,000    420,000    435,000    450,000
 800,000...........................   320,000    400,000    432,000    448,000    464,000    480,000

     Benefits are based on average compensation (limited to base salary) over the three years prior to retirement. In 2002, compensation covered by the plans for the five highest paid executive officers was as follows: Mr. Jones, $798,846; Mr. Horsley, $396,077; Mr. Morgan, $130,000; Mr. Fleischauer,
$362,887; and Mr. Miller, $349,077, as reflected in the summary compensation table on page 10. Benefits are payable as a single life annuity for single participants and a joint and 50% survivor annuity for married participants. Other forms of payment are available on an actuarially equivalent basis. Amounts shown are subject to offset for company-sponsored long-term disability payments and executive life insurance program cash values exceeding premiums paid. Benefits are not offset by Social Security benefits. Benefits will be reduced or eliminated if the participant terminates employment voluntarily before age 55.

CHANGE OF CONTROL AGREEMENTS

     Certain executive officers of Regions, including the five executive officers named in the summary compensation table, have change of control agreements with Regions. The terms of the agreements, which are identical with respect to all the signatories, are summarized as follows.

     The change of control agreement provides to each signatory executive officer certain protections in the event a "change of control" in Regions occurs. For this purpose, the agreement defines "change of control" to include, generally, the acquisition by any person or group of beneficial ownership of more than 50% of the combined voting power of Regions; a change in composition of the board of directors such that incumbent directors make up less than a majority of the board; completion of a merger, consolidation, or reorganization (subject to exceptions for certain noncontrol transactions); and a liquidation or dissolution of Regions or sale of all or substantially all of its assets.

     Commencing on the date of a change of control and for the three year period following, each signatory executive officer agrees to remain employed by Regions, subject to the terms of the agreement, and to devote reasonable time and attention and reasonable best efforts to perform the responsibilities of the position. Regions agrees that the authority, duties, and responsibilities of each signatory executive officer shall be at least commensurate with those in effect prior to the change of control.

     Also, during such three year period, the base salary of each signatory executive officer may not be less than the base salary in effect prior to the change of control, and the bonus may not be less than the highest bonus in the preceding three years. Each signatory executive will be entitled to participate in all incentive and retirement plans on terms comparable to other peer executives, and to participate in all welfare benefit plans on comparable terms.

     During such three year period following a change of control, Regions may terminate the employment of a signatory executive officer with or without "cause," which is defined generally as willfully failing to perform reasonably assigned duties, or engaging in illegal conduct or gross misconduct that materially injures Regions. The signatory executive officer may terminate employment with or without "good reason," which includes a reduction of the officer's compensation, benefits, duties or status, a forced relocation or material increase in travel requirements or other material breach of the agreement by Regions.

     If Regions terminates the officer's employment other than for cause, or if the officer resigns for good reason (including resignation for any reason during the 30-day period following the first anniversary of a change of control), Regions must pay the executive officer accrued compensation and benefits plus an amount equal to three times the sum of his base salary and highest annual bonus within the past three years, and Regions must continue to provide the officer or his beneficiaries welfare benefits coverage for three years. If the executive officer's employment is terminated by Regions for cause, or by reason of the officer's death, disability, or resignation other than for good reason, Regions' liability is limited to accrued compensation and benefits.

     If any payment under the agreement causes the signatory executive officer to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then Regions must make an additional payment sufficient to cover such excise tax plus all income and excise tax imposed on such additional payment.

DIRECTORS' COMPENSATION

     In 2002, directors who are not employees of Regions or its subsidiaries were paid an annual directors' fee retainer of $25,000, plus an additional annual retainer of $4,000 for each committee of the board on which a director serves, and an additional annual chairman's retainer of $2,000 for each committee chairman. Directors who are employees of Regions or its subsidiaries receive no fees for their services as directors.

     Non-employee directors of Regions are eligible to participate in Regions' directors' deferred stock investment plan, under which a participating director may elect to defer receipt of some or all of the participant's retainer and fees. Regions contributes 25% or the amount deferred by each participating director. Deferred amounts and company contributions are credited to a bookkeeping account for the director, which is designated in notional shares of Regions common stock. Dividend equivalents, if any, are converted to additional notional shares of common stock in the participant's account. At the end of the deferral period, the participant's account is settled in actual shares of common stock, plus cash for any fractional share. Receipt and taxability of benefits are deferred until the later of the close of the year in which the participant reaches age 65 or close of the year in which the participant terminates as a director. During the deferral period, the participants' deferrals and Regions' contributions are invested in Regions common stock, which is maintained in a rabbi trust.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The directors who served on the compensation committee during all or part of 2002 were:

        Lee J. Styslinger, Jr., chairman (retired in May, 2002)
        Sheila S. Blair (January - July, 2002)
        C. Kemmons Wilson, Jr. (all of 2002)
        James S.M. French, chairman (appointed in July, 2002)
        Susan Matlock (appointed in October, 2002)

None of these committee members is or ever has been an officer or employee of Regions or any of its subsidiaries.

                      REPORT OF THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

     The compensation committee of the board of directors of Regions is responsible for developing the Regions executive compensation philosophy. It is the duty of the compensation committee to administer the philosophy and its relationship with the compensation paid to the chief executive officer and each of the other senior executives. The committee focuses on ensuring there is a strong link between the success of the stockholders and the rewards of the executives.

     General. Regions recognizes the importance of annual and long-term incentive compensation plans to attract and retain corporate officers and other key employees and to motivate such persons to perform to the best of their abilities. Regions' annual and long-term incentive programs are designed to encourage achievement of corporate, strategic business unit, and individual performance levels that foster overall profitability and stockholder value.

     Regions' executive compensation programs incorporate both qualitative and quantitative considerations. The total compensation of the executive officers of Regions can be divided into three components: annual base salary, annual incentive compensation, and long-term incentive compensation. Annual base salary is intended to be competitive with executive base compensation paid by other similar financial institutions. Annual incentive compensation is tied quantitatively to the achievement by Regions of pre-determined, objective financial performance goals, measured over one-year periods. Long-term incentive compensation is primarily represented by equity-based awards, designed to reward the executives with incremental value commensurate with long-term increases in the value of Regions common stock. The compensation decisions of the committee relative to Regions' principal executive officers, including the five officers named above in the compensation tables, are described below as to each of the three categories. Executive officers' compensation for 2002 was determined by the committee in the first quarter of 2002.

     Base Salary. Annual base salaries are generally set at competitive levels with similar financial institutions. Specifically the committee considers peer group comparisons from survey data for other financial companies, recommendations from an independent compensation consultant, and individual performance assessments. For executives other than the chief executive officer, the committee also considers the chief executive officer's recommendations. In reaching a consensus on the base salary for each executive, the committee may or may not assign weights to the various factors considered.

     In evaluating and establishing the base salaries of the executive officers for 2002, the committee, in conjunction with its independent compensation consultant, surveyed the base salaries of the corresponding officers of other bank holding companies in a survey group consisting of 11 companies closest to Regions in asset size and deposit size, and also including the two other largest bank holding companies headquartered in Alabama. The committee generally targets the base salaries of the named executive officers to be commensurate in the aggregate with the median of the base salaries of the corresponding executive officers of the companies in the survey group, but also factors in an inherently subjective assessment of the comparative contributions of the executive personnel to Regions' continued financial and operating success. Based on data as of March 1, 2002, the actual base salaries of Regions' named executive officers group in the aggregate was slightly below median amounts indicated by the survey comparison.

     The survey comparison group used in establishing salaries for 2002 was not the same as the group of companies, that make up the S&P 500 Banks Index presented in the Comparison of Five-Year Cumulative Total Return graph included in this proxy statement. The committee believes the use of a smaller survey group tailored by asset and deposit size is more valid for salary evaluation purposes, even though not all the compensation survey companies are included in the S&P 500 Banks Index, and even though many companies included in the S&P 500 Banks Index are not included in the compensation survey group.

     Based on the survey comparison, advice of an independent compensation consultant, recommendations from the chief executive officer (for officers other than himself), and an inherently subjective assessment of the comparative contributions of the executive personnel to Regions' continued financial and operating success, the 2002 base salaries for the named officers were determined by the committee.

     Annual Incentive Compensation. In the first quarter of 2002, the compensation committee approved Regions' 2002 annual performance goals, used for the purpose of determining potential annual incentive compensation for the executive officers. The performance goals were primarily quantitative in nature, resulting in an incentive plan formula made up of various factors weighted in accordance with their overall importance in attaining Regions' annual profit plan. The 2002 incentive formula focused on the accomplishment of financial and operational objectives, with particular emphasis on earnings per share and revenue goals. Regions exceeded target levels in both of its company-wide performance goals and exceeded threshold performance in five of its regional business unit goals. Based on the various levels of goal achievement, the chief executive officer and the other named officers received cash incentive awards as a formula driven percentage of 2002 base salary levels.

     Long Term Incentive Compensation. Regions' 1999 Long Term Incentive Plan ("LTIP") permits the grant of long-term incentives in a variety of forms, including stock options, performance shares and restricted stock. The committee believes that it is desirable to increase management's equity ownership in Regions in order to focus management's effort and commitment to build profitability and stockholder value. The primary purpose of LTIP awards is to encourage management to take long-term steps to achieve and sustain objectives with respect to earnings per share and return on equity. Accordingly, with the advice of its independent compensation consultant, the committee awarded LTIP grants to the executive officers during 2002, consisting of stock options and performance accelerated restricted stock.

     In establishing the LTIP awards for the named officers, senior management and other key employees, the committee reviewed with the chief executive officer the recommended individual awards (for officers other than himself), considering the scope of accountability, financial goals, and anticipated performance requirements and contributions expected of the participants. The committee also took into account the number and size of LTIP awards and stock options already held by executive officers considered for additional awards.

     Compensation of Chief Executive Officer. In deliberating the compensation of the chief executive officer, the committee follows similar methodology and approach applied to executive compensation generally. Accordingly, the base salary determination reflects the peer group survey comparison described above, the annual incentive compensation is based on an objective formula and tied to Regions' achievement of pre-determined, quantitative financial goals, and the realization of long-term incentive compensation, by its nature, is aligned with the realization of long-term stockholder value. As in the case of setting executive compensation generally, the committee obtains advice from an independent compensation consultant. Mr. Jones did not participate in deliberations and decisions regarding his own compensation.

     In setting the base salary for Mr. Jones in 2002, the committee considered the range of base salaries of the chief executive officer position as reflected in the survey comparison. In addition, the committee took into account other factors, most notably, total compensation target, individual performance, and general market factors as well as a subjective assessment of Mr. Jones' overall contributions to Regions' financial and operating success. The committee set Mr. Jones' base salary for 2002 at a level it concluded would be appropriate in light of the circumstances the committee considered, while recognizing that his base salary would remain in the low end of the range of salaries of chief executives of comparable bank holding companies.

     LTIP awards for Mr. Jones were set separately and independently of his participation, based on ownership and total compensation objectives that reflected data from selected peer companies, his total compensation, his responsibilities as chief executive officer, and the committee's desire to set appropriate long-term performance objectives.

     Summary. The compensation committee of the board of directors remains dedicated to ensuring that Regions' overall compensation program for its executive officers, senior management and other key employees is appropriately designed to:

     - Attract, motivate, and retain outstanding contributors;

     - Maintain a base salary structure that is competitive in Regions' marketplace;

     - Link annual incentive awards with specific performance targets that yield superior results; and

     - Provide long-term equity-based incentive awards that further align the interests of Regions' management with those of its stockholders.

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company's chief executive officer and four other most highly compensated executive officers, as reported in its proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

     The compensation committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the committee will consult with independent compensation consultants, legal advisors, and Regions' public accounting firm with respect to the proper design of the program toward achieving Regions' objectives as set forth by the chief executive officer and the Regions board.

     The foregoing report of the compensation committee is furnished by the present directors who served on the committee during all or part of 2002:

        James S. M. French, chairman
        Sheila S. Blair
        Susan Matlock
        C. Kemmons Wilson, Jr.

FINANCIAL PERFORMANCE

     Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Regions' common stock against the cumulative total return of the S & P 500 Index, and the S&P 500 Banks Index for the past five years. This presentation assumes that the value of the investment in Regions' common stock and in each index was $100 and that all dividends were reinvested. Commencing in 2002, Regions has included the S & P 500 Banks Index in this presentation to better reflect its present size and geographic coverage, and its move in 2002 to a New York Stock Exchange listing of its common stock. For the same reasons, Regions is no longer including the Nasdaq Banks Index in this presentation.

                              (PERFORMANCE GRAPH)

                                                             Period ending
                                    12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
          Regions                   $100.00    $ 98.00    $ 63.00    $ 72.00    $ 82.00    $ 94.00
          S&P 500 Index              100.00     129.00     156.00     141.00     125.00      97.00
          S&P 500 Banks Index        100.00     106.00      91.00     109.00     109.00     108.00

OTHER TRANSACTIONS

     Directors and officers of Regions and their associates were customers of, and had transactions with, Regions' affiliates in the ordinary course of business during 2002; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Regions retained during 2002 and prior years and proposes to retain in the future on behalf of Regions or certain of its subsidiaries the law firm Stewart, Melvin & Frost, LLP, of which director W. Woodrow Stewart is a partner. During 2002, Regions or its subsidiaries paid legal fees of $156,000 to the firm of Stewart, Melvin & Frost, LLP.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

GENERAL

     The audit committee has selected Ernst & Young LLP as Regions' independent auditors for the 2003 fiscal year. The board of directors recommends that the stockholders ratify the selection of Ernst & Young. Ernst & Young (or its predecessor) has served as Regions' independent auditors since Regions' inception in 1971.

     Ernst & Young LLP has been engaged to provide auditing services and also to provide tax services and general accounting advice. In making this selection, the audit committee considered whether the engagement by Regions of Ernst & Young for services other than audit services is compatible with Ernst & Young's independence and concluded that the provision of the nonaudit services referenced in the table below is compatible with maintaining the independence of Ernst & Young.

     A representative of the firm will be present at the stockholders' meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES, AND ALL OTHER FEES

     The aggregate fees paid to Ernst & Young LLP by Regions during 2002 and 2001 are set forth in the following table. Amounts for 2001 have been reclassified to conform to 2002 presentation.

                                                                 2002         2001
                                                              ----------   ----------
Audit fees(1)...............................................  $1,405,000   $1,449,000
Audit-related fees(2).......................................     327,000      338,000
Tax fees(3).................................................   3,956,000    1,300,000
All other fees(4)...........................................     663,000    2,400,000
                                                              ----------   ----------
          Total fees........................................  $6,351,000   $5,487,000
                                                              ==========   ==========

---------------

(1) Audit fees included fees associated with the annual audit, the reviews of Regions' quarterly reports on Form 10-Q, regulatory filings, and statutory audits of Regions and its subsidiaries.
(2) Audit-related fees primarily included accounting consultation, assistance with securitizations or other accounting transactions and audits of employee benefit plans.
(3) Tax fees included tax compliance services, tax advice, and tax planning assistance. The increased tax fees in 2002 primarily related to tax planning engagements initiated in 2002.
(4) All other fees included primarily assistance with human resources services, cash management services and risk management services. No financial information systems implementation and design services were rendered by Ernst & Young during 2002 or 2001.

     In accordance with the audit committee charter, as amended, the audit committee must preapprove any engagement of Ernst & Young LLP for audit or nonaudit services. The audit committee has delegated to its chairperson the authority to preapprove permissible nonaudit services, provided the anticipated fee for such service does not exceed $50,000. Any such approval of nonaudit services pursuant to this delegation of the full audit committee's authority must be presented to the audit committee at its next regular meeting. A request for preapproval of services may be initiated by the comptroller of Regions, who may consult with the coordinating partner of Ernst & Young for the audit engagement.

                           PROPOSALS OF STOCKHOLDERS

     Proposals by stockholders intended to be presented at Regions 2004 annual meeting of stockholders must be received by Regions not later than December 18, 2003, for consideration for possible inclusion in the proxy statement relating to that meeting.

                                 OTHER BUSINESS

     Regions does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the recommendations of the board of directors.

                                          By Order of the Board of Directors

                                          /s/ Samuel E. Upchurch, Jr.

                                          Samuel E. Upchurch, Jr.
                                          Corporate Secretary

Dated April 16, 2003

                                                                      APPENDIX A

                         REGIONS FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee of Regions Financial Corporation (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders, potential stockholders, the investment community and others related to: (a) the integrity of the Company's publicly reported financial statements and the financial reporting process; and the systems of internal accounting and financial controls, (b) the Company's compliance with ethics policies and legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors. In furtherance of this purpose, the Audit Committee shall maintain direct communication among the Company's independent auditors, Director of Internal Audit and internal auditors, the Board of Directors and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to retain at Company expense outside legal, accounting or other advisors to advise the Audit Committee. The Audit Committee shall produce an annual report for inclusion in the Company's proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations.

     The Audit Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information about the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     To the extent necessary to fulfill its responsibility, the committee will also communicate with the Company's Legal Department, Financial Reporting Department, Security Department, Loan Review function, and others as it deems necessary.

COMPOSITION

     The Audit Committee shall be composed of at least three directors appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee shall be designated by the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange, and the Securities and Exchange Commission, as the same may be amended from time to time, and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. All Audit Committee members will be financially literate, and at least one member will be an "audit committee financial expert" as defined by SEC regulations. Audit Committee members serve at the pleasure of the Board of Directors and may be replaced at any time by the Board.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In order to fulfill its primary responsibilities, the Audit Committee shall meet as often as deemed necessary but not less than quarterly. Minutes of each of these meetings shall be kept and the Director of Internal Audit and General Counsel will function as the management liaison officer to the Audit Committee.

     On not less than an annual basis, the Audit Committee shall:

        - Obtain the full Board of Directors' approval of this Charter, review and reassess the adequacy of the Charter as conditions dictate, and evaluate the performance of the Audit Committee and report the results thereof to the Board of Directors.

        - Be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee. Retain and terminate the Company's independent auditors, with sole authority to pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors. In accordance with applicable law, the Audit Committee may delegate this authority to one or more designated members of the Audit Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Audit Committee at its next regularly-scheduled meeting.

        - Reaffirm a clear understanding with the independent auditors that they are ultimately accountable to the stockholders, through the Audit Committee and the Board of Directors as representatives of the stockholders.

        - Evaluate the qualifications, independence and performance of the independent auditors on the basis of such factors as it shall deem appropriate. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Discuss with corporate management the qualifications, independence and performance of the independent auditors. The independent auditors shall report directly to the Audit Committee and are ultimately accountable to the Audit Committee and the Board of Directors.

        - Recommend to the Board clear hiring policies for current or former employees of the independent auditors.

        - Meet separately and periodically with corporate management, the Director of Internal Audit and the independent auditors.

        - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof report such audit or review, including any comments or recommendations of the independent auditors, to the Board of Directors. Study and make recommendations to the Board of Directors with respect to audit policies and procedures and the scope and extent of audits. In consultation with corporate management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps corporate management has taken to monitor, control, and report such exposures.

        - Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

        - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements including information on critical policies and practices of the Company.

        - Report the results of the annual audit to the Board of Directors. If requested by the board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

        - Review the Company's disclosure in the proxy statement for its annual meeting of stockholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

        - Review the report of the Audit Committee in the annual report to stockholders, the annual report on Form 10-K, or the annual proxy statement disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. The report of the Audit Committee would include a statement by that committee whether anything has come to their attention that caused them to believe that the audited financial statements contain an untrue statement of material fact or fail to state a material fact necessary to avoid making the financial statements misleading.

        - Review the report to the Audit Committee from the Company's independent auditors in accordance with Section 204 of the Sarbanes-Oxley Act of 2002. Review the contents of such report and all major accounting policy matters involved in the preparation of interim and annual financial reports with corporate management and any deviations from prior practice with the independent auditors.

        - Meet quarterly with corporate management and with the independent auditors, to discuss the annual audited financial statements, including footnotes, the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution, including, in each case, a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." In discharging this obligation, receive and review, if necessary, a report from the controller as to any unusual deviations from prior practice that were included in the preparation of the annual or quarterly financial results. Review and discuss (1) draft press releases of unaudited interim and annual financial results before public release and (2) financial information and earnings guidance provided to analysts and ratings agencies. Press releases and interim financial statements also will be reviewed by the independent auditors prior to public release. The chair of the committee may represent the entire committee for purposes of this review.

        - Review information, if any, provided by the independent auditors pursuant to Section 10A of the Securities Exchange Act of 1934 and make such recommendations to the Board of Directors as it shall deem appropriate.

        - Report annually to the Board of Directors, after the close of each fiscal year but prior to the Company's annual meeting of stockholders, as well as on any other occasion, any issues that arise with respect to the quality or integrity of the Company's publicly reported financial statements, the Company's compliance with legal or regulatory financial disclosure requirements, the performance and independence of the independent auditors, the performance of the internal audit function, or whatever it deems appropriate concerning the activities of the Audit Committee.

        - Review annually the Company's internal auditing program and significant reports with the Director of Internal Audit and corporate management's response and follow-up to those reports.

        - At a time when the annual audit plan is being developed, review with the independent auditors and with the Director of Internal Audit the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. Such review should include the plan's timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the coordination between the independent auditors and the Director of Internal Audit in executing the plan and the engagement team.

        - Review and assess the adequacy of internal accounting procedures and controls, including a review with the independent auditors of their evaluation of the Company's internal controls. Review quarterly the programs that the Company has instituted to correct any control deficiencies noted by the Director of Internal Audit in his or her periodic review or the independent auditors in their annual review. Discuss with management the results of the foregoing reviews, including significant items and potential ways to improve the accounting procedures and controls.

        - On a quarterly basis, receive prior to or during each meeting a summary of findings from completed internal audits and report significant deviation from the approved audit plan.

        - Satisfy itself as to the professional competency of the Director of Internal Audit and the adequacy of his or her staff in discharging the responsibility of the office. Review with management the appointment and replacement of the Director of Internal Audit. To the extent it deems necessary or appropriate, review and concur with management's appointment, termination, or replacement of the Director of Internal Audit.

        - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, the cooperation that the independent auditors received during the course of audit, any difficulties encountered, any restrictions on their work, significant disagreements with corporate management and their findings and recommendations. Discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61.

        - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

        - Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

        - Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

        - Report to the Board of Directors, as appropriate, by submitting the minutes of all meetings of the Audit Committee to, or discussing the matters discussed at each committee meeting with the Board of Directors.

        - Perform any other activities consistent with this Charter, the Company's bylaws, and governing law as the Audit Committee or the Board deems necessary or appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                [FORM OF PROXY]

                         REGIONS FINANCIAL CORPORATION
                                 P.O. Box 10247
                         Birmingham, Alabama 35202-0247

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Carl E. Jones, Jr., Richard D. Horsley, and Samuel E. Upchurch, Jr., and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation ("Regions") held of record by the undersigned on April 4, 2003, at the annual meeting of stockholders to be held May 14, 2003, or any adjournment thereof. This card also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Regions Financial Corporation Dividend Reinvestment Plan, 401(K) Plan and/or Directors Stock Investment Plan and held of record by the administrators and trustees of such Plans. IF NO DIRECTION IS MADE AS TO THE MANNER OF VOTING, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Should the undersigned by present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the secretary of Regions at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Regions for receipt prior to the annual meeting.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

[X] Please mark your                                                        6769
    votes as in this
    example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

                 FOR   WITHHELD                                                                             FOR   AGAINST   ABSTAIN
1. Election of   [ ]     [ ]     To elect the four nominees for director    2. To ratify the selection of   [ ]     [ ]       [ ]
   Directors                     of Regions listed below:                      Ernst & Young LLP as
                                                                               independent auditors of
For, except vote withheld        (01) James B. Boone, Jr.,                     Regions for the year ending
from the following nominee(s):   (02) James S.M. French,                       December 31, 2003.
                                 (03) Richard D. Horsley, and
                                 (04) W. Woodrow Stewart                    3. In their discretion on such other business as may
______________________________                                                 properly come before the meeting or any adjournments
                                                                               thereof.





                                                                            Please sign exactly as your name appears on this card.
                                                                            When signing as attorney, executor, administrator,
                                                                            trustee or guardian, please give full title. If shares
                                                                            are held jointly, each holder must sign.

                                                                            Please complete, date, sign and mail this proxy
                                                                            promptly in the enclosed postage-paid envelope.


                                                                            ________________________________________________________

                                                                                                                          2003
                                                                            ________________________________________________________
                                                                               SIGNATURES(S)                              DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -









                         REGIONS FINANCIAL CORPORATION


Regions stockholders can now vote their shares either by telephone or on the internet. This eliminates the need to return the proxy card. To vote your shares over the telephone or the internet you must have your proxy card and SSN available. The series of numbers that appear in the box above must be used to access the system.

1.    To vote over the telephone: On a touch-tone telephone call
1-(877)-PRX-VOTE (1-877-779-8683), 24 hours a day, seven days a week.

2. To vote over the internet: Log on to the internet and go to the website www.eproxyvote.com/rgbk.

      Your vote over the telephone or the internet authorized the named proxies in the same manner as if you marked, signed, dated and returned your proxy card. If you choose to vote your shares over the telephone or the internet, there is no need for you to mail back the proxy card.